Exhibit 10.6
EIGHTH AMENDMENT TO THE
SCI 401(k) RETIREMENT SAVINGS PLAN

WHEREAS, Service Corporation International (the “Employer”) adopted a restatement of the SCI 401(k) Retirement Savings Plan (the “Plan”) effective as of January 1, 2016, and subsequently amended the Plan by the First through Seventh Amendments thereto; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan to change the Non-Safe Harbor Matching Contributions from a mandatory formula to a discretionary formula;

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective for payroll periods beginning after April 24, 2020:

1.Section 3.3(a) of the Plan is amended to read as follows:

(a)Contribution Formula. Except as otherwise provided in this Section, the Employer may make a Non-Safe Harbor Matching Contribution equal to a totally discretionary percentage of each Benefiting Participant's Elective Deferrals for the Allocation Period. The Employer's discretion in establishing the formula includes, but is not limited to, establishing the amount of the contribution, the rate of match, as well as establishing a maximum Non-Safe Harbor Matching Contribution per Participant (either as a dollar maximum per Participant, a maximum percentage of each Participant's Compensation, and/or a maximum amount of each Participant’s Elective Deferrals that will be recognized for matching purposes). The Employer must, on or before the due date (plus any extensions) for filing the Employer's tax return, adopt a written resolution (or other action) describing the rate of match and the maximum limitations, if any, imposed on the Non-Safe Harbor Matching Contribution for the Allocation Period.

If the Employer adopts a formula or formulas based on a Benefiting Participant’s Years of Vesting Service, then for purposes of such contribution formulas, and notwithstanding anything to the contrary herein, for a Benefiting Participant who has a termination date with the Employer (or any of its affiliates) prior to January 1, 2014 and hire date on or after July 1, 2019, (i) “Years of Vesting Service” shall include only his or her “Years of Vesting Service” accrued for periods on or after July 1, 2019, and (ii) any “Years of Vesting Service” for periods prior to January 1, 2014 shall be disregarded when determining the percentage utilized when calculating the Non-Safe Harbor Matching Contribution.”

2.In all other respects, the terms of this Plan are hereby ratified and confirmed.

The Employer may cause this Eighth Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

SERVICE CORPORATION INTERNATIONAL

/s/ MARGARET FERREL  By: /s/ GREGORY T. SANGALIS
Witness
(Optional unless required by State Title: SVP General Counsel/Secretary  or Commonwealth Law)
Date: April 24, 2020

SUMMARY OF MATERIAL MODIFICATIONS TO THE
SCI 401(k) RETIREMENT SAVINGS PLAN

Your Employer has amended the SCI 401(k) Retirement Savings Plan (the “Plan”), effective for payroll periods beginning after April 24, 2020. This is a brief summary of the amendment. The Plan document will govern all situations concerning the provisions of the Plan. This summary is not a part of the Plan document.

Your Summary Plan Description (“SPD”) is modified to reflect a change to the Matching Contribution formula under the Plan as describe below.

The section titled How the Contribution is Determined with respect to Matching Contributions on page 5 of the SPD is modified to read as follows:

HOW THE CONTRIBUTION IS DETERMINED
We may also make Matching Contributions to the Plan. These contributions are not required, and whether or not we choose to make them is entirely within our discretion. If we do make them, the formula, the amount of the contribution, and the frequency of the contribution, will also be determined at our discretion.

This summary page should be filed with the Summary Plan Description booklet that has previously been distributed.